UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): February 18, 2019

BioCorRx Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54208	90-0967447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2390 East Orangewood Avenue, Suite 575

Anaheim, California 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 462-4880

(Registrant's telephone number, including area code)

___________________________________________

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ms. Luisa Ingargiola

On February 18, 2019, the Board of Directors (the “Board”) of BioCorRx Inc., a Nevada corporation (the “Company”), appointed Ms. Luisa Ingargiola as a member of the Board, effective March 1, 2019. Below is a description of Ms. Ingargiola’s professional work experience.

Luisa Ingargiola, Age 50, Director

Ms. Ingargiola presently serves as chief financial officer of Avalon GlobalCare, a leading global developer of cell-based technologies and therapeutics, where she helped navigate its Nasdaq up-listing earlier this year. Ms. Ingargiola serves as a Board Director of Globe Photos, a leader in licensed sports photographic prints and iconic pop culture imagery. Ms. Ingargiola also serves as director and audit committee chair of FTE Networks, a leading provider of innovative technology solutions for network infrastructure and intelligent buildings, and Electra Meccancica, a Nasdaq-listed company designing and manufacturing electric vehicles. She also serves as director of Operation Transition Corporation, a strategic consulting and advisory firm that places ex-military special operations forces into corporate careers. Ms. Ingargiola holds a Bachelor of Science in Finance from Boston University, and an MBA in Health from the University of South Florida.

The Board believes that Ms. Ingargiola’s management experience and familiarity with industries the Company currently operates in, makes her ideally qualified to help lead the Company towards continued growth.

Family Relationships

Ms. Ingargiola does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Ms. Ingargiola reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with Ms. Ingargiola’s appointment to the Board, the Company entered into a Director Agreement with Ms. Ingargiola (the “Ingargiola Director Agreement”) pursuant to which Ms. Ingargiola will receive a quarterly cash stipend of $15,000 in compensation for her services and shall be issued, upon the last day of each fiscal quarter, provided Ms. Ingargiola is a member of the Board as of such date, the number of shares of the Company’s common stock equivalent to $5,000 as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter.

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Appointment of Mr. Louis Lucido

On February 18, 2019, the Board appointed Mr. Louis Lucido as a member of the Board, effective March 1, 2019. Below is a description of Mr. Lucido’s professional work experience.

Louis Lucido, Age 70, Director

Mr. Lucido was formerly the Senior Advisor and Chief Operating Officer of DoubleLine Group, LP. He recently retired in December 2018 and was one of the five founding partners of DoubleLine in December of 2009. He was previously at TCW as a Group Managing Director. Prior to joining TCW in 2001, Mr. Lucido was the Chief Investment Officer for Delphi Financial Group (DFG) and on several subsidiary Boards. Before DFG, he was the Chief Operating Officer, MD and Secretary for Hyperion Capital Management & was also a member of the Resolution Trust Advisory Committee. Since February 2013, he has served as a member of the Board of Directors of CASA of Los Angeles and is the current Chair. Additionally, he was elected in 2013 and currently serves on the Boards of Junior Achievement, Southern California ,826LA and the Lupus Research Alliance (formerly the Alliance for Lupus Research). Mr. Lucido received his MBA in Management and Finance from New York University, and was a member of the Dean’s Advisory Board of the N.Y.U. Stern School of Business.

The Board believes that Mr. Lucido’s management experience makes him ideally qualified to help lead the Company towards continued growth.

Family Relationships

Mr. Lucido does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Lucido reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with Mr. Lucido’s appointment to the Board, the Company entered into a Director Agreement with Mr. Lucido (the “Lucido Director Agreement”) pursuant to which Mr. Lucido will receive a quarterly cash stipend of $15,000 in compensation for his services and shall be issued, upon the last day of each fiscal quarter, provided Mr. Lucido is a member of the Board as of such date, the number of shares of the Company’s common stock equivalent to $5,000 as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter.

The foregoing description of the Ingargiola Director Agreement and Lucido Director Agreement does not purport to be complete and is qualified in its entirety by the full text of the Form of Director Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description

10.1*	Form of Director Agreement

______

 * filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BioCorRx Inc.

Date: February 22, 2019	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial and Operating Officer

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